UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 22, 2013

The Travelers Companies, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-10898	41-0518860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

485 Lexington Avenue New York, New York	10017
(Address of principal executive offices)	(Zip Code)

(917) 778-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.            Submission of Matters to a Vote of Security Holders.

The Travelers Companies, Inc. (“Travelers” or the “Company”) held its annual meeting of shareholders on May 22, 2013.  For more information on the following proposals submitted to shareholders, see Travelers’ proxy statement dated April 9, 2013.  Below are the final voting results.

Item 1 — Election of Directors

Name	Votes For	Votes Against	Votes Withheld	Broker Non-Votes
Alan L. Beller	289,989,049	1,845,042	733,793	33,846,688
John H. Dasburg	287,739,858	4,123,137	704,889	33,846,688
Janet M. Dolan	289,670,576	2,186,967	710,341	33,846,688
Kenneth M. Duberstein	260,287,521	31,559,979	720,384	33,846,688
Jay S. Fishman	281,656,515	7,143,376	3,767,993	33,846,688
Patricia L. Higgins	290,256,651	1,624,097	687,136	33,846,688
Thomas R. Hodgson	289,694,612	2,152,646	720,626	33,846,688
William J. Kane	290,886,451	980,895	700,538	33,846,688
Cleve L. Killingsworth, Jr.	266,198,994	25,597,735	771,155	33,846,688
Donald J. Shepard	266,247,174	25,589,947	730,763	33,846,688
Laurie J. Thomsen	290,818,853	1,023,807	725,224	33,846,688

Item 2 — Ratification of Independent Registered Public Accounting Firm

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
322,297,002	3,420,919	696,651	0

Item 3 — Non-Binding Vote on Executive Compensation

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
242,120,315	47,432,678	3,014,891	33,846,688

Item 4 — Amendment to the Company’s Amended and Restated Articles of Incorporation

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
267,441,254	24,011,569	1,115,061	33,846,688

Filed herewith as Exhibit 3.1 is a copy of Travelers’ Amended and Restated Articles of Incorporation to incorporate the amendment as proposed in Travelers’ Proxy Statement.

Item 5 — Shareholder Proposal Relating to Political Contributions and Expenditures

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
75,567,340	174,626,194	42,374,350	33,846,688

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
3.1	The Travelers Companies, Inc. Amended and Restated Articles of Incorporation, as amended and restated May 23, 2013 (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2013	THE TRAVELERS COMPANIES, INC.

	By:	/s/ Matthew S. Furman
		Name:	Matthew S. Furman
		Title:	Senior Vice President